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                                                                    Exhibit 10.2

                  USA EDUCATION, INC. MANAGEMENT INCENTIVE PLAN
                                AWARDS TO [NAME]

                        TERMS OF PERFORMANCE STOCK AWARD

     Pursuant to the provisions of the USA Education, Inc. Management Incentive Plan ("MIP"), on ___________, 20__, the Compensation and Personnel Committee of the USA Education, Inc. Board of Directors ("Committee") authorized shares of Performance Stock to be granted to ("Executive"), subject to the following terms and conditions:

         1. On and from the date of grant, the shares of Performance Stock shall be subject to forfeiture and shall not be vested or transferable, except as provided below:

                  a. [upon achievement of corporate and/or individual performance goals as determined by the Committee and subject to section 10.2 of the MIP.]

                  b. Notwithstanding anything to the contrary in the foregoing provisions listed above, not more than ______ shares shall become vested and transferable prior to ___________, 20__, and not more than ______
                           shares shall become vested and transferable prior to ___________, 20__.

         2. Notwithstanding the above, the Performance Stock shall be vested in full if any of the following events occur on or prior to ___________, 20__.

                  a. immediately prior to a Change of Control, as that term is defined in Section 12.2 of the MIP, provided that Executive's employment has not terminated before the date of the Change of Control; and

                  b. immediately upon termination of Executive`s employment as a result of death, disability, or as a result of an involuntary termination by the Company, other than for gross misconduct.

         3. The Performance Stock that, after allowing for vesting pursuant to the terms of Sections 1 and 2 above, have not vested as of ___________, 20__ shall be forfeited.

         4. Executive may at any time elect to have a sufficient number of shares of Performance Stock withheld by the Company to satisfy his income and employment tax withholding requirements in connection with the Performance Stock Awards, and the Committee hereby approves the transfer of such shares to the Company for purposes of SEC Rule 16b-3.


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         5.       The Compensation Committee of the Board of Directors shall administer the grant of Performance Stock. The Company will not amend or revise the terms of Executive's Performance Stock award, and may not exercise negative discretion with respect to Executive's Performance Stock award, without Executive's prior written consent.